Southern States Bancshares, Inc. Announces
Second Quarter 2022 Financial Results

Second Quarter 2022 Highlights

•Linked-quarter loan growth was 36.8% annualized

•Net income of $5.2 million, or $0.59 per diluted share

•Core net income(1) of $5.3 million, or $0.59 per diluted share(1)

•Net interest margin (“NIM”) of 3.84%, up 31 basis points from the prior quarter

•NIM of 3.86% on a fully-taxable equivalent basis(1)

•Return on average assets (“ROAA”) of 1.15%; return on average stockholders’ equity (“ROAE”) of 12.32%; and return on average tangible common equity (“ROATCE”)(1) of 13.80%

•Core ROAA(1) of 1.16%; and core ROATCE(1) of 13.89%

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., July 25, 2022 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $5.2 million, or $0.59 diluted earnings per share, for the second quarter of 2022. This compares to net income of $4.6 million, or $0.50 diluted earnings per share, for the first quarter of 2022, and net income of $3.9 million, or $0.50 diluted earnings per share, for the second quarter of 2021. The Company reported core net income of $5.3 million, or $0.59 diluted core earnings per share, for the second quarter of 2022. This compares to core net income of $4.8 million, or $0.53 diluted core earnings per share, for the first quarter of 2022, and core net income of $3.9 million, or $0.50 diluted core earnings per share, for the second quarter of 2021 (see “Reconciliation of Non-GAAP Financial Measures”).

Stephen Whatley, Chairman and Chief Executive Officer of Southern States, said, “Our dedicated lending teams generated strong production in the second quarter, with linked-quarter annualized loan growth of 36.8% that helped bolster our net interest income. We made a concerted effort in 2021 to invest in more talent to capitalize on our robust deposit base and meet the steady demand we are seeing across our economically dynamic footprint. These new hires, in partnership with our long-tenured bankers, continue to pursue an abundance of opportunities, giving us confidence in ongoing growth in the second half of 2022.”

“As we grow, we remain disciplined with our expense control and prudent with our underwriting, ensuring that our solid asset quality remains a fixture of the Southern States story. Our nonperforming loans in the second quarter totaled just 0.25% of total loans,” Mr. Whatley continued. “Responsible growth has and will always be the centerpiece of our strategy, enabling us to deliver consistently for our shareholders across credit cycles.”

Net Interest Income and Net Interest Margin

Net interest income for the second quarter of 2022 was $16.4 million, an increase of 11.7% from $14.7 million for the first quarter of 2022. The increase was primarily attributable to an increase in interest-earning assets coupled with a higher net interest margin.

Relative to the second quarter of 2021, net interest income increased $3.5 million, or 26.9%. The increase was substantially the result of an increase in interest-earning assets.

Net interest margin for the second quarter of 2022 was 3.84%, compared to 3.53% for the first quarter of 2022. The increase was primarily the result of a 34 basis point increase in the yield on interest-earning assets, partially offset by a 3 basis point increase in the cost of interest-bearing liabilities.

Relative to the second quarter of 2021, net interest margin increased from 3.75%. The increase was primarily due to an increase in the yield on interest-earning assets combined with a decrease in the cost of interest-bearing liabilities.

Noninterest Income

Noninterest income for the second quarter of 2022 was $1.4 million, an increase of 5.3% from $1.3 million for the first quarter of 2022. The increase was substantially the result of a $320,000 decline in the net loss on securities, partially offset by a $296,000 reduction in gains on sale of SBA/USDA loans from the first quarter of 2022.

Relative to the second quarter of 2021, noninterest income decreased 31.3% from $2.0 million. The decreases include reductions in swap fees, mortgage income and SBA income, which are reflective of the market conditions and timing.

Noninterest Expense

Noninterest expense for the second quarter of 2022 was $9.7 million, up from $9.3 million for the first quarter of 2022. The increase was primarily attributable to an increase in salaries and benefits as a result of additional employee staffing.

Relative to the second quarter of 2021, noninterest expense increased 6.0% from $9.1 million. The increase was primarily attributable to higher salaries and employee benefits expense as production personnel were added in the Georgia market, plus higher insurance and professional fees as a result of going public, net of a reduction in SBA expense associated with the Paycheck Protection Program (“PPP”) from the second quarter of 2021. This net increase was partially offset by a decrease in occupancy expense as a result of accelerated depreciation during the second quarter of 2021 on a formerly leased Birmingham branch location.

Loan Portfolio

Total loans outstanding, before allowance for loan losses, were $1.4 billion at June 30, 2022, up $120.1 million from March 31, 2022 and up from $1.1 billion at June 30, 2021. The linked-quarter increase in loans was primarily attributable to an increase in commercial real estate loans in the Atlanta market.

Deposits

Total deposits were $1.6 billion at June 30, 2022, compared with $1.5 billion at March 31, 2022 and $1.3 billion at June 30, 2021. The $103.1 million net increase in total deposits from March 31, 2022 was due to an increase of $105.6 million in interest-bearing account balances that more than offset a slight decrease in noninterest-bearing deposits.

Asset Quality

Nonperforming loans totaled $3.6 million, or 0.25% of gross loans, at June 30, 2022, compared with $3.2 million, or 0.25% of gross loans, at March 31, 2022, and $2.2 million, or 0.20% of gross loans, at June 30, 2021. The $304,000 net increase in nonperforming loans from March 31, 2022 was primarily attributable to two commercial and industrial loans that were placed on nonaccrual and partially offset by one commercial real estate loan that was moved back to accruing status. The $1.4 million increase in nonperforming loans from June 30, 2021 was primarily attributable to two commercial and industrial loans, one commercial real estate loan and one residential mortgage loan that were placed on nonaccrual. These increases were partially offset by one commercial real estate loan being moved back to accruing status and one commercial and industrial loan that was ninety days past due but was subsequently paid off during the first quarter of 2022.

The Company recorded a provision for loan losses of $1.3 million for the second quarter of 2022, compared to $700,000 for the first quarter of 2022. The provision was primarily due to robust loan growth.

Net recoveries for the second quarter of 2022 were $11,000, or 0.00% of average loans on an annualized basis, compared to net charge-offs of $52,000, or 0.02% of average loans on an annualized basis, for the first quarter of 2022, and net charge-offs of $16,000, or 0.01% of average loans on an annualized basis, for the second quarter of 2021.

The Company’s allowance for loan losses was 1.18% of total loans and 473.44% of nonperforming loans at June 30, 2022, compared with 1.18% of total loans and 477.26% of nonperforming loans at March 31, 2022.

Capital

As of June 30, 2022, total stockholders’ equity was $167.9 million, compared with $169.2 million at March 31, 2022. The decrease of $1.2 million was primarily due to an increase in accumulated other comprehensive loss resulting from changes in the value of the available for sale securities portfolio due to rapid increases in interest rates during the quarter.

In connection with its recently announced stock repurchase program, the Company repurchased 58,258 shares of its common stock during the second quarter of 2022 at an average price of $21.03 per share.

About Southern States Bancshares, Inc.

Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 15 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given the current COVID-19 pandemic and uncertainty about its continuation. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information:
Lynn Joyce
(205) 820-8065
ljoyce@ssbank.bank

Kevin Dobbs
(310) 622-8245
ssbankir@finprofiles.com

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share amounts)

	June 30, 2022 (Unaudited)	March 31, 2022 (Unaudited)	December 31, 2021 (Audited)	June 30, 2021 (Unaudited)
Assets
Cash and due from banks	$22,167	$22,851	$6,397	$17,953
Interest-bearing deposits in banks	95,156	111,951	203,537	131,169
Federal funds sold	73,024	74,022	74,022	39,021
Total cash and cash equivalents	190,347	208,824	283,956	188,143

Securities available for sale, at fair value	151,749	151,027	132,172	105,617
Securities held to maturity, at amortized cost	19,662	19,667	19,672	19,683
Other equity securities, at fair value	6,958	8,937	9,232	8,985
Restricted equity securities, at cost	2,825	2,825	2,600	2,788
Loans held for sale	2,709	2,509	2,400	2,767

Loans, net of unearned income	1,430,205	1,310,070	1,250,300	1,097,559
Less allowance for loan losses	16,807	15,492	14,844	13,339
Loans, net	1,413,398	1,294,578	1,235,456	1,084,220

Premises and equipment, net	28,467	28,065	27,044	25,011
Accrued interest receivable	4,839	4,427	4,170	3,725
Bank owned life insurance	29,509	29,343	22,201	22,710
Annuities	15,540	15,523	12,888	12,941
Foreclosed assets	2,930	2,930	2,930	10,146
Goodwill	16,862	16,862	16,862	16,862
Core deposit intangible	1,368	1,434	1,500	1,632
Other assets	15,332	11,883	9,509	9,206

Total assets	$1,902,495	$1,798,834	$1,782,592	$1,514,436

Liabilities and Stockholders' Equity

Liabilities:
Deposits:
Noninterest-bearing	$512,598	$515,110	$541,546	$369,479
Interest-bearing	1,132,348	1,026,729	1,014,905	943,131
Total deposits	1,644,946	1,541,839	1,556,451	1,312,610

Other borrowings	—	—	12,498	12,490
FHLB advances	25,000	25,950	25,950	31,900
Subordinated notes	47,013	47,154	—	—
Accrued interest payable	88	107	132	175
Other liabilities	17,501	14,595	10,363	8,358
Total liabilities	1,734,548	1,629,645	1,605,394	1,365,533

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share amounts)

	June 30, 2022 (Unaudited)	March 31, 2022 (Unaudited)	December 31, 2021 (Audited)	June 30, 2021 (Unaudited)
Stockholders' equity:
Common stock	43,458	43,749	45,064	38,582
Capital surplus	75,597	76,426	80,640	65,978
Retained earnings	58,039	53,604	49,858	42,385
Accumulated other comprehensive income (loss)	(8,439)	(3,755)	2,113	2,683
Unvested restricted stock	(708)	(835)	(477)	(725)

Total stockholders' equity	167,947	169,189	177,198	148,903

Total liabilities and stockholders' equity	$1,902,495	$1,798,834	$1,782,592	$1,514,436

Shares issued and outstanding	8,691,620	8,749,878	9,012,857	7,716,428

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest income:
Loans, including fees	$16,265	$14,766	$13,484	$31,031	$26,505
Taxable securities	788	619	332	1,407	733
Nontaxable securities	309	299	255	608	462
Other interest and dividends	390	188	124	578	172
Total interest income	17,752	15,872	14,195	33,624	27,872

Interest expense:
Deposits	889	873	1,131	1,762	2,321
Other borrowings	498	345	171	843	374
Total interest expense	1,387	1,218	1,302	2,605	2,695

Net interest income	16,365	14,654	12,893	31,019	25,177
Provision for loan losses	1,304	700	750	2,004	1,500
Net interest income after provision for loan losses	15,061	13,954	12,143	29,015	23,677

Noninterest income:
Service charges on deposit accounts	480	445	337	925	698
Swap fees	21	15	279	36	836
SBA/USDA fees	93	388	439	481	3,304
Mortgage origination fees	213	286	396	499	802
Net gain (loss) on securities	(42)	(361)	27	(403)	(206)
Other operating income	639	560	567	1,199	1,108
Total noninterest income	1,404	1,333	2,045	2,737	6,542

Noninterest expenses:
Salaries and employee benefits	5,982	5,725	5,530	11,707	10,587
Equipment and occupancy expenses	719	705	909	1,424	1,789
Data processing fees	570	564	527	1,134	1,042
Regulatory assessments	262	263	221	525	441
Other operating expenses	2,119	2,033	1,919	4,152	3,779
Total noninterest expenses	9,652	9,290	9,106	18,942	17,638

Income before income taxes	6,813	5,997	5,082	12,810	12,581

Income tax expense	1,590	1,440	1,176	3,030	2,993

Net income	$5,223	$4,557	$3,906	$9,780	$9,588

Basic earnings per share	$0.60	$0.51	$0.51	$1.11	$1.25

Diluted earnings per share	$0.59	$0.50	$0.50	$1.09	$1.23

The following table provides an analysis of the allowance for loan losses as of the dates indicated.

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Dollars in thousands)

Average loans, net of unearned income	$1,359,320	$1,278,413	$1,091,139	$1,319,090	$1,078,915
Loans, net of unearned income	$1,430,205	$1,310,070	$1,097,559	$1,430,205	$1,097,559
Allowance for loan losses at beginning of the period	$15,492	$14,844	$12,605	$14,844	$11,859
Charge-offs:
Construction and development	—	66	—	66	—
Residential	7	—	28	7	44
Commercial	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Consumer and other	1	6	—	7	2
Total charge-offs	8	72	28	80	46
Recoveries:
Construction and development	—	—	—	—	—
Residential	18	17	3	35	5
Commercial	—	—	—	—	—
Commercial and industrial	—	—	2	—	13
Consumer and other	1	3	7	4	8
Total recoveries	19	20	12	39	26
Net charge-offs (recoveries)	$(11)	$52	$16	$41	$20

Provision for loan losses	$1,304	$700	$750	$2,004	$1,500
Balance at end of period	$16,807	$15,492	$13,339	$16,807	$13,339
Ratio of allowance to end of period loans	1.18%	1.18%	1.22%	1.18%	1.22%
Ratio of net charge-offs (recoveries) to average loans	0.00%	0.00%	0.00%	0.00%	0.00%

The following table sets forth the allocation of the Company’s nonperforming assets among different asset categories as of the dates indicated. Nonperforming assets consist of nonperforming loans plus OREO and repossessed property. Nonperforming loans include nonaccrual loans and loans past due 90 days or more.

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
	(Dollars in thousands)

Nonaccrual loans	$3,550	$3,246	$1,478	$2,010
Past due loans 90 days or more and still accruing interest	—	—	494	144
Total nonperforming loans	3,550	3,246	1,972	2,154
OREO	2,930	2,930	2,930	10,146
Total nonperforming assets	$6,480	$6,176	$4,902	$12,300

Troubled debt restructured loans – nonaccrual(1)	676	904	940	695
Troubled debt restructured loans - accruing	1,323	1,058	1,072	1,096
Total troubled debt restructured loans	$1,999	$1,962	$2,012	$1,791

Allowance for loan losses	$16,807	$15,492	$14,844	$13,339
Gross loans outstanding at the end of period	$1,435,089	$1,314,066	$1,254,117	$1,101,677
Allowance for loan losses to gross loans	1.17%	1.18%	1.18%	1.21%
Allowance for loan losses to nonperforming loans	473.44%	477.26%	752.74%	619.27%
Nonperforming loans to gross loans	0.25%	0.25%	0.16%	0.20%
Nonperforming assets to gross loans and OREO	0.45%	0.47%	0.39%	1.11%

Nonaccrual loans by category:
Real estate mortgages:
Construction & Development	$73	$76	$346	$84
Residential Mortgages	563	510	167	250
Commercial Real Estate Mortgages	2,135	2,388	674	1,347
Commercial & Industrial	768	269	285	316
Consumer and other	11	3	6	13
	$3,550	$3,246	$1,478	$2,010

(1) Troubled debt restructured loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and average costs of our liabilities for the periods indicated. Yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of unearned income(1)	$1,359,320	$16,265	4.80%	$1,278,413	$14,766	4.68%	$1,091,139	$13,484	4.96%
Taxable securities	121,677	$788	2.60%	106,820	619	2.35%	67,785	$332	1.96%
Nontaxable securities	56,850	$309	2.18%	54,863	299	2.21%	44,991	$255	2.28%
Other interest-earnings assets	172,175	$390	0.91%	244,202	188	0.31%	176,542	$124	0.28%
Total interest-earning assets	$1,710,022	$17,752	4.16%	$1,684,298	$15,872	3.82%	$1,380,457	$14,195	4.12%
Allowance for loan losses	(15,815)			(15,041)			(12,869)
Noninterest-earning assets	127,230			117,758			123,784
Total Assets	$1,821,437			$1,787,015			$1,491,372

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	114,743	27	0.09%	110,983	26	0.09%	97,202	24	0.10%
Savings and money market accounts	735,845	625	0.34%	675,504	591	0.36%	501,155	713	0.57%
Time deposits	208,774	237	0.46%	237,411	256	0.44%	317,522	394	0.50%
FHLB advances	25,000	21	0.33%	25,950	22	0.34%	31,900	35	0.44%
Other borrowings	47,066	477	4.07%	32,924	323	3.98%	12,535	136	4.36%
Total interest-bearing liabilities	$1,131,428	$1,387	0.49%	$1,082,772	$1,218	0.46%	$960,314	$1,302	0.54%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$502,728			$514,456			$374,166
Other liabilities	17,243			12,543			9,409
Total noninterest-bearing liabilities	$519,971			$526,999			$383,575
Stockholders’ Equity	170,038			177,244			147,483
Total Liabilities and Stockholders’ Equity	$1,821,437			$1,787,015			$1,491,372

Net interest income		$16,365			$14,654			$12,893
Net interest spread(2)			3.67%			3.36%			3.58%
Net interest margin(3)			3.84%			3.53%			3.75%
Net interest margin - FTE(4)(5)			3.86%			3.55%			3.77%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 23.5% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Gross loans, net of unearned income(1)	$1,319,090	$31,031	4.74%	$1,078,915	$26,505	4.95%
Taxable securities	114,289	$1,407	2.48%	73,040	733	2.02%
Nontaxable securities	55,862	$608	2.19%	39,156	462	2.38%
Other interest-earnings assets	207,990	$578	0.56%	127,620	172	0.27%
Total interest-earning assets	$1,697,231	$33,624	4.00%	$1,318,731	$27,872	4.26%
Allowance for loan losses	(15,430)			(12,506)
Noninterest-earning assets	122,520			123,862
Total Assets	$1,804,321			$1,430,087

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	112,874	53	0.09%	92,914	42	0.09%
Savings and money market accounts	705,841	1,217	0.35%	471,145	1,391	0.60%
Time deposits	223,013	492	0.45%	321,075	888	0.56%
FHLB advances	25,472	43	0.34%	32,569	86	0.53%
Other borrowings	40,034	800	4.03%	12,644	288	4.59%
Total interest-bearing liabilities	$1,107,234	$2,605	0.47%	$930,347	$2,695	0.58%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$508,560			$345,518
Other liabilities	14,906			8,973
Total noninterest-bearing liabilities	$523,466			$354,491
Stockholders’ Equity	173,621			145,249
Total Liabilities and Stockholders’ Equity	$1,804,321			$1,430,087

Net interest income		$31,019			$25,177
Net interest spread(2)			3.53%			3.68%
Net interest margin(3)			3.69%			3.85%
Net interest margin - FTE(4)(5)			3.70%			3.87%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 23.5% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.

Per Share Information	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Dollars in thousands, except share and per share amounts)

Net income	$5,223	$4,557	$3,906	$9,780	$9,588
Earnings per share - basic	$0.60	$0.51	$0.51	$1.11	$1.25
Earnings per share - diluted	$0.59	$0.50	$0.50	$1.09	$1.23

Weighted average shares outstanding	8,740,295	8,935,384	7,691,084	8,818,327	7,691,084
Diluted weighted average shares outstanding	8,894,577	9,065,364	7,810,952	8,960,565	7,809,943
Shares issued and outstanding	8,691,620	8,749,878	7,716,428	8,691,620	7,716,428

Total stockholders' equity	$167,947	$169,189	$148,903	$167,947	$148,903
Book value per share	$19.32	$19.34	$19.30	$19.32	$19.30

Performance Ratios	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Net interest margin	3.84%	3.53%	3.75%	3.69%	3.85%
Net interest spread	3.67%	3.36%	3.58%	3.53%	3.68%
Efficiency ratio	54.19%	56.83%	61.07%	55.45%	55.25%
Return on average assets	1.15%	1.03%	1.05%	1.09%	1.35%
Return on average stockholders’ equity	12.32%	10.43%	10.62%	11.36%	13.31%

Core and PPP Loans	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
	(Dollars in thousands)

Core loans	$1,435,089	$1,313,173	$1,244,914	$1,063,913
PPP loans	—	893	9,203	37,764
Unearned income	(4,884)	(3,996)	(3,817)	(4,118)
Loans, net of unearned income	1,430,205	1,310,070	1,250,300	1,097,559
Allowance for loan losses	(16,807)	(15,492)	(14,844)	(13,339)
Loans, net	$1,413,398	$1,294,578	$1,235,456	$1,084,220

Reconciliation of Non-GAAP Financial Measures

In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Dollars in thousands, except share and per share amounts)

Net income	$5,223	$4,557	$3,906	$9,780	$9,588
Add: Merger expenses	—	—	—	—	—
Add: Net OREO gains	—	—	(8)	—	(8)
Less: Gain on sale of USDA loan	—	—	—	—	2,806
Less: Gain (loss) on securities	(42)	(361)	27	(403)	(206)
Less: Tax effect	11	94	(9)	105	(678)
Core net income	$5,254	$4,824	$3,880	$10,078	$7,658
Average assets	$1,821,437	$1,787,015	$1,491,372	$1,804,321	$1,430,087
Core return on average assets	1.16%	1.09%	1.04%	1.13%	1.08%

Net income	$5,223	$4,557	$3,906	$9,780	$9,588
Add: Merger expenses	—	—	—	—	—
Add: Net OREO gains	—	—	(8)	—	(8)
Add: Provision	1,304	700	750	2,004	1,500
Less: Gain on sale of USDA loan	—	—	—	—	2,806
Less: Gain (loss) on securities	(42)	(361)	27	(403)	(206)
Add: Income taxes	1,590	1,440	1,176	3,030	2,993

Pretax pre-provision core net income	$8,159	$7,058	$5,797	$15,217	$11,473
Average assets	$1,821,437	$1,787,015	$1,491,372	$1,804,321	$1,430,087
Pretax pre-provision core return on average assets	1.80%	1.60%	1.56%	1.70%	1.62%

Net interest income	$16,365	$14,654	$12,893	$31,019	$25,177
Add: Fully-taxable equivalent adjustments(1)	83	78	68	161	128
Net interest income - FTE	$16,448	$14,732	$12,961	$31,180	$25,305

Net interest margin	3.84%	3.53%	3.75%	3.69%	3.85%
Effect of fully-taxable equivalent adjustments(1)	0.02%	0.02%	0.02%	0.01%	0.02%
Net interest margin - FTE	3.86%	3.55%	3.77%	3.70%	3.87%

Total stockholders' equity	$167,947	$169,189	$148,903	$167,947	$148,903
Less: Intangible assets	18,230	18,296	18,494	18,230	18,494
Less: Monitory interest not included in tangible assets	$—	$—	$—	$—	$—
Tangible common equity	$149,717	$150,893	$130,409	$149,717	$130,409

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(Dollars in thousands, except share and per share amounts)

Core net income	$5,254	$4,824	$3,880	$10,078	$7,658
Diluted weighted average shares outstanding	8,894,577	9,065,364	7,810,952	8,960,565	7,809,943
Diluted core earnings per share	$0.59	$0.53	$0.50	$1.12	$0.98

Common shares outstanding at year or period end	8,691,620	8,749,878	7,716,428	8,691,620	7,716,428
Tangible book value per share	$17.23	$17.25	$16.90	$17.23	$16.90

Total assets at end of period	$1,902,495	$1,798,834	$1,514,436	$1,902,495	$1,514,436
Less: Intangible assets	18,230	18,296	18,494	18,230	18,494
Adjusted assets at end of period	$1,884,265	$1,780,538	$1,495,942	$1,884,265	$1,495,942
Tangible common equity to tangible assets	7.95%	8.47%	8.72%	7.95%	8.72%

Total average shareholders equity	$170,038	177,244	$147,483	$173,621	$145,249
Less: Average intangible assets	18,270	18,337	18,535	18,304	18,568
Less: Average monitory interest not included in tangible assets	$—	$—	$—	$—	$—
Average tangible common equity	$151,768	$158,907	$128,948	$155,317	$126,681
Net income to common shareholders	$5,223	$4,557	$3,906	$9,780	$9,588
Return on average tangible common equity	13.80%	11.63%	12.15%	12.70%	15.26%
Average tangible common equity	$151,768	$158,907	$128,948	$155,317	$126,681
Core net income	$5,254	$4,824	$3,880	$10,078	$7,658
Core return on average tangible common equity	13.89%	12.31%	12.07%	13.08%	12.19%

Net interest income	$16,365	$14,654	12,893	31,019	25,177
Add: Noninterest income	1,404	1,333	2,045	2,737	6,542
Less: Gain on sale of USDA loan	—	—	—	—	2,806
Less: Gain (loss) on securities	(42)	(361)	27	(403)	(206)
Operating revenue	$17,811	$16,348	$14,911	$34,159	$29,119

Expenses:
Total noninterest expense	$9,652	$9,290	$9,106	$18,942	$17,638
Less: Merger expenses	—	—	—	—	—
Less: Net OREO gains	—	—	(8)	—	(8)
Adjusted noninterest expenses	$9,652	$9,290	$9,114	$18,942	$17,646
Core efficiency ratio	54.19%	56.83%	61.12%	55.45%	60.60%
(1)Assumes a 23.5% tax rate.